Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 14, 2005, relating to the consolidated financial statements of Valence Technology, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K/A, Amendment No. 1 of Valence Technology, Inc for the year ended March 31, 2005.



                                               /s/ Deloitte & Touche LLP
                                               -------------------------------
                                               Deloitte & Touche LLP
                                               Austin, Texas
                                               August 26, 2005